Exhibit 99.1
Backblaze Announces Strong First Quarter 2025 Financial Results

23% Revenue Growth in B2 Cloud Storage, 15% Revenue Growth Overall in Q1 2025

San Mateo, CA (May 7, 2025)—Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator delivering a modern alternative to traditional cloud providers, today announced results for its first quarter ended March 31, 2025.

“Backblaze continued its upward trajectory, and I am proud to report that in Q1, we grew 15% year over year. And we signed our largest contractual commitment consisting of a multi-million dollar contract over a multi-year period. We delivered increased B2 revenue growth of 23%; powerful proof for how effective our GTM strategy has been,” said Gleb Budman, CEO of Backblaze.

“We also launched B2 Cloud Storage Overdrive, a high-performance cloud storage solution optimized to meet AI customer demands. Combined with key new partnerships, we are deepening our commitment to the AI space and paving the way for future growth,” Mr. Budman added. “Looking ahead, the company’s performance and progress offers a compelling reason to anticipate a further upward trajectory for the company over the course of 2025.”

First Quarter 2025 Financial Highlights:

•Revenue of $34.6 million, an increase of 15% year-over-year (YoY).
•B2 Cloud Storage revenue was $18.0 million, an increase of 23% YoY.
•Computer Backup revenue was $16.6 million, an increase of 8% YoY.
•Gross profit of $19.3 million, or 56% of revenue, compared to $15.8 million, or 53% of revenue, in Q1 2024.
•Adjusted gross profit of $27.3 million, or 79% of revenue, compared to $23.0 million or 77% of revenue in Q1 2024.
•Net loss was $9.3 million compared to a net loss of $11.1 million in Q1 2024.
•Net loss per share was $0.17 compared to a net loss per share of $0.27 in Q1 2024.
•Adjusted EBITDA was $6.4 million, or 18% of revenue, compared to $1.9 million or 6% of revenue in Q1 2024.
•Non-GAAP net loss of $1.8 million compared to non-GAAP net loss of $5.5 million in Q1 2024.
•Non-GAAP net loss per share of $0.03 compared to a non-GAAP net loss per share of $0.14 in Q1 2024.
•Cash flow from operations during the three months ended March 31, 2025 was $4.9 million, compared to $3.4 million during the three months ended March 31, 2024.
•Adjusted free cash flow during the three months ended March 31, 2025 was $(2.1) million, compared to $(5.1) million in the three months ended March 31, 2024.
•Cash and marketable securities totaled $53.2 million as of March 31, 2025.

First Quarter 2025 Operational Highlights:

•Annual recurring revenue (ARR) was $140.8 million, an increase of 15% YoY.
◦B2 Cloud Storage ARR was $73.8 million, an increase of 24% YoY.
◦Computer Backup ARR was $67.0 million, an increase of 7% YoY.
•Net revenue retention rate (NRR) was 113% compared to 112% in Q1 2024.
◦B2 Cloud Storage NRR was 117% compared to 126% in Q1 2024.
◦Computer Backup NRR was 108% compared to 101% in Q1 2024.
•Gross customer retention rate was 90% compared to 91% in Q1 2024.
◦B2 Cloud Storage gross customer retention rate was 89% in Q1 2025 and 2024.
◦Computer Backup gross customer retention rate was 90% compared to 91% in Q1 2024.

Recent Business Highlights:

•Signed a Record Total Contract Value Deal: This multi-million dollar contract over a multi-year period speaks to our customer value proposition and our continued success moving upmarket.
•Unveiled B2 Cloud Storage Overdrive: New offering provides high performance throughput at great value, optimized for data-intensive workloads such as training AI models.
•Deepened Strategic AI Partnership: PureNodal, a high performance GPU infrastructure provider leverages Powered By Backblaze to support the AI ecosystem.
•Innovated Media Workflow Solutions with Industry Leading Partners: Key integrations with iconik and Suite Studios provide a seamless solution for the media & entertainment use cases.
•Won National Association of Broadcasters (NAB) Product of the Year Award: Scalable Application Keys, new functionality enables high-performance and security-focused use cases such as video surveillance, internet of things (IoT), and mobile applications.

Response to Recent False Claims:

A false and misleading short-and-distort report recently raised claims about our financial statements. An independent review confirmed there was no wrongdoing and no issues with our financial statements. For further information, please listen to our earnings call listed below and see our blog entitled “Setting the Record Straight” here: https://www.backblaze.com/blog/setting-the-record-straight/.

Financial Outlook:

Based on information available as of the date of this press release,

For the second quarter of 2025 we expect:
•Revenue between $35.2 million to $35.6 million.
•Adjusted EBITDA margin between 14% to 16%.
•Basic weighted average shares outstanding of 55.6 million to 55.9 million shares.

For full-year 2025 we expect:
•Revenue between $144.0 million to $146.0 million.
•Adjusted EBITDA margin range rose from 16%-18% to 17%-19%.
•For YoY growth in our B2 business, refer to table below:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Outlook	21-23%	23 - 25%	25 - 28%	30%+
Actuals	23%

Conference Call Information:

Backblaze will host a conference call today, May 7, 2025, at 2:00 p.m. PT (5:00 p.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/343201800
Register to listen by phone here: https://registrations.events/direct/Q4I489013

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is the cloud storage innovator delivering a modern alternative to traditional cloud providers. We offer high-performance, secure cloud object storage that customers use to develop applications, manage media, secure backups, build AI workflows, protect from ransomware, and more. Backblaze helps businesses break free from the walled gardens that traditional providers lock customers into, enabling customers to use their data in open cloud workflows with the providers they prefer at a fraction of the cost. Headquartered in San Mateo, CA, Backblaze (Nasdaq: BLZE) was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; ability to offer new features and other offerings on a timely basis, including geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; continued growth consistent with historical levels; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; third party attempts to generate negative news regarding the Company, regardless of accuracy; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit (and margin), (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (iv) adjusted free cash flow and adjusted free cash flow margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Margin

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue. We define adjusted gross margin as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring charges because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, restructuring charges, legal settlement costs, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight into our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, payments on legal settlement costs, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

To calculate the NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the same quarter of the previous year. This revenue is then divided by the revenue generated in the prior year quarter. Our overall NRR rate is calculated as the average of these quarterly rates over the past four quarters to provide a comprehensive view of revenue trends.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base. In Q4 2023, we refined our customer definition to include end-user customers that purchase through a reseller. This resulted in no impact to previously reported metrics other than a 1% decrease to the 120% NRR metric reported for Q3 2023.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period and then multiplying the resulting quotient by 12. Our annual average revenue per user for Computer Backup and B2 Cloud Storage is calculated in the same manner based on the revenue and number of customers from our Computer Backup and B2 Cloud Storage solutions, respectively.

Investors Contact
Mimi Kong
Sr. Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Yev Pusin
Sr. Director, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,606	$45,776
Marketable securities	12,626	9,139
Accounts receivable, net	1,770	1,831
Prepaid expenses and other current assets	10,014	9,002
Total current assets	65,016	65,748
Property and equipment, net	45,661	42,949
Operating lease right-of-use assets, net	14,965	15,873
Capitalized internal-use software, net	42,153	41,801
Other assets	2,369	2,187
Total assets	$170,164	$168,558
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$8,203	$9,043
Finance lease liabilities and lease financing obligations, current	16,364	16,327
Operating lease liabilities, current	3,552	4,026
Deferred revenue, current	31,356	30,407
Total current liabilities	59,475	59,803
Finance lease liabilities and lease financing obligations, non-current	16,096	13,142
Operating lease liabilities, non-current	11,829	12,844
Deferred revenue, non-current	4,996	5,147
Total liabilities	$92,396	$90,936
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; zero shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of both March 31, 2025 and December 31, 2024; 54,869,647 and 53,375,770 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	5	5
Class B common stock, $0.0001 par value; 295,986 shares authorized as of March 31, 2025 and December 31, 2024; zero shares issued and outstanding as of March 31, 2025 and December 31, 2024.	—	—
Additional paid-in capital	283,072	273,602
Accumulated deficit	(205,309)	(195,985)
Total stockholders’ equity	77,768	77,622
Total liabilities and stockholders’ equity	$170,164	$168,558

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenue	$34,613	$29,968
Cost of revenue	15,357	14,157
Gross profit	19,256	15,811
Operating expenses:
Research and development	11,855	9,746
Sales and marketing	9,263	10,022
General and administrative	7,058	6,553
Total operating expenses	28,176	26,321
Loss from operations	(8,920)	(10,510)
Investment income	533	384
Interest expense	(853)	(921)
Loss before provision for income taxes	(9,240)	(11,047)
Income tax provision	84	6
Net loss and comprehensive loss	$(9,324)	$(11,053)
Net loss per share, basic and diluted	$(0.17)	$(0.27)
Weighted average common shares outstanding, basic and diluted	54,060,249	40,225,239

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,324)	$(11,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	925	510
Depreciation and amortization	7,764	6,912
Stock-based compensation	7,359	5,529
(Gain) loss on disposal of assets	(174)	15
Other	172	(21)
Changes in operating assets and liabilities:
Accounts receivable	61	(821)
Prepaid expenses and other current assets	(1,102)	(568)
Other assets	(129)	(19)
Accounts payable, accrued expenses and other current liabilities	199	24
Deferred revenue	798	3,175
Operating lease liabilities	(1,606)	(267)
Net cash provided by operating activities	4,943	3,416
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(18,285)	(14,778)
Maturities of marketable securities	14,765	9,758
Proceeds from disposal of property and equipment	14	(15)
Purchases of property and equipment	(503)	(423)
Capitalized internal-use software costs	(2,123)	(3,323)
Net cash used in investing activities	(6,132)	(8,781)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(4,543)	(4,802)
Payment of offering costs	(10)	—
Proceeds from debt facility	—	554
Payment of debt issuance costs	(20)	—
Principal payments on insurance premium financing	—	(293)
Proceeds from exercises of stock options	1,050	4,277
Taxes paid for net share settlement of equity awards	(458)	—
Net cash used in financing activities	(3,981)	(264)
Net decrease in cash and cash equivalents and restricted cash	(5,170)	(5,629)
Cash and cash equivalents and restricted cash, at beginning of period	45,776	16,630
Cash and cash equivalents and restricted cash, at end of period	$40,606	$11,001
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$40,606	$6,319
Restricted cash, non-current	—	4,682
Total cash and cash equivalents and restricted cash	$40,606	$11,001
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$829	$944
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$677	$1,049
Accrued bonus settled in restricted stock units	$2,014	$3,507
Bonus Plan expense classified as stock-based compensation	$1,100	$800

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
	2025	2024
	(dollars in thousands)
Gross profit	$19,256	$15,811
Adjustments:
Stock-based compensation	420	386
Depreciation and amortization	7,644	6,774
Adjusted gross profit	$27,320	$22,971
Gross margin	56%	53%
Adjusted gross margin	79%	77%

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2025	2024
	(dollars in thousands)
Net loss and comprehensive loss	$(9,324)	$(11,053)
Adjustments:
Depreciation and amortization	7,764	6,912
Stock-based compensation	7,359	5,529
Interest expense and investment income, net	320	537
Income tax provision	84	6
Foreign exchange loss (gain)(1)	149	(18)
Adjusted EBITDA	$6,352	$1,913
Adjusted EBITDA margin	18%	6%

(1) The Company began including foreign exchange loss (gain) in its reconciliation of net loss to Adjusted EBITDA beginning in the third quarter of 2024. Adjusted EBITDA and Adjusted EBITDA margin for the prior period presented have been updated to conform with current presentation.

Adjusted Gross Margin & Adjusted EBITDA reconciliation

	Three Months Ended March 31,
	2025	2024
	(dollars in thousands)
Revenue	$34,613	$29,968

LESS:
Cost of revenue	15,357	14,157
Less: Depreciation and amortization	(7,644)	(6,774)
Less: Stock-based compensation	(420)	(386)
Adjusted cost of revenue	7,293	6,997
Adjusted gross margin	79%	77%

Research and development	11,855	9,746
Less: Depreciation and amortization	(58)	(64)
Less: Stock-based compensation	(3,467)	(2,108)
Adjusted research and development	8,330	7,574

Sales and marketing	9,263	10,022
Less: Depreciation and amortization	(40)	(47)
Less: Stock-based compensation	(1,797)	(1,822)
Adjusted sales and marketing	7,426	8,153

General and administrative	7,058	6,553
Less: Depreciation and amortization	(22)	(27)
Less: Stock-based compensation	(1,675)	(1,213)
Less: Foreign exchange (loss) gain	(149)	18
Adjusted general and administrative	5,212	5,331

Adjusted EBITDA	$6,352	$1,913

Non-GAAP Net Loss

	Three Months Ended March 31,
	2025	2024
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(9,324)	$(11,053)
Adjustments:
Stock-based compensation	7,359	5,529
Foreign exchange loss (gain)(1)	149	(18)
Non-GAAP net loss	$(1,816)	$(5,542)
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.14)
Weighted average common shares outstanding, basic and diluted	54,060,249	40,225,239

(1) The Company began including foreign exchange loss (gain) in its calculation of Non-GAAP Net Loss beginning in the third quarter of 2024. Non-GAAP Net Loss for the prior period presented has been updated to conform with current presentation.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended March 31,
	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$4,943	$3,416
Capital expenditures(1)	(2,626)	(3,746)
Principal payments on finance leases and lease financing obligations	(4,543)	(4,802)
Payment of workforce reduction and related severance charges	115	—
Adjusted Free Cash Flow	$(2,111)	$(5,132)
Adjusted Free Cash Flow Margin	(6)%	(17)%

(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.

Stock-based Compensation

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Cost of revenue	$420	$386
Research and development	3,467	2,108
Sales and marketing	1,797	1,822
General and administrative	1,675	1,213
Total stock-based compensation expense	$7,359	$5,529